UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2017

Sterling Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-35385	80-0091851
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Rella Boulevard, Montebello, New York	10901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 2, 2017, Sterling Bancorp (the “Company”) completed its previously announced merger (the “Merger”) with Astoria Financial Corporation (“Astoria”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 6, 2017 between Astoria and the Company.  At the Effective Time of the Merger (the “Effective Time”), Astoria merged with and into the Company, with the Company as the surviving corporation in the Merger.  Pursuant to the terms of the Merger Agreement, each holder of Astoria’s common stock, par value $0.01 per share (“Astoria Common Stock”), has the right to receive 0.875 of a share of common stock of the Company (the “Merger Consideration”), par value $0.01 per share (the “Company Common Stock”), for each share of Astoria Common Stock held immediately prior to the Effective Time, with cash to be paid in lieu of fractional shares.  Each outstanding share of Company Common Stock remained outstanding and was unaffected by the Merger.

Also, at the Effective Time, each outstanding restricted share and restricted stock unit award granted by Astoria fully vested, with any performance-based vesting condition deemed fully satisfied to the extent provided in the applicable award agreement (or achieved at the target level, if more than one level of achievement was contemplated), and was cancelled and converted automatically into the right to receive the Merger Consideration in respect of each share of Astoria Common Stock underlying such restricted share or restricted award unit. At the Effective Time, each share of Astoria’s 6.50% Non-Cumulative Perpetual Preferred Stock Series C, par value $1.00 per share, with a liquidation preference of $1,000 per share, issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive one (1) share of the Company’s preferred stock, designated as Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, with a liquidation preference of $1,000 per share (the “Company Preferred Stock”).

Immediately following the Merger, Astoria Bank, a federal savings association and a wholly-owned subsidiary of Astoria, merged with and into Sterling National Bank, a national bank and a wholly-owned subsidiary of the Company, with Sterling National Bank as the surviving entity.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 9, 2017, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Also on October 2, 2017 in connection with the Merger, the Company entered into a Second Supplemental Indenture (the “Second Supplement”) with Wilmington Trust, National Association, as trustee (the “Trustee”), pursuant to which the Company assumes the obligations of Astoria under its Indenture (the “Indenture”), and First Supplement to the Indenture (the “First Supplement”), each dated as of June 8, 2017, providing for the issuance of 3.500% senior notes due 2020 (the “Notes”).   The Notes will mature on June 8, 2020 and are redeemable at the option of the Company, in whole or in part, on or after the 30th day prior to the maturity date at 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the redemption date. The Notes are unsecured obligations of the Company, ranking equally with other existing and future senior unsecured indebtedness of the Company and ranking senior in right of payment to any existing or future obligations of the Company that are by their terms expressly subordinated and junior in right of payment to the Notes. The Notes are obligations of the Company only and are not obligations of, and are not guaranteed by, any of the Company’s subsidiaries. There is no sinking fund for the Notes. The Notes are not be subject to repayment at the option of the holder at any time prior to maturity.

Each of the following constitutes an event of default under the Indenture with respect to the Notes: (1) default in the payment of any installment of interest on the Notes when due and payable, and such default continues for 30 days; (2) default in the payment of the principal of, or premium, if any, of the Notes when due and payable; (3) failure to perform any other covenant or agreement in the Indenture and such failure continues for 90 days after the Company receives notice of such failure; and (4) the occurrence of certain bankruptcy, insolvency, reorganization or similar events with respect to the Company or a material subsidiary. If an event of default occurs, the principal of the Notes may be accelerated by the Trustee or the holders of the Notes pursuant to the Indenture, and such acceleration will occur automatically, without any action by the Trustee or the holders, if the event of default relates to bankruptcy, reorganization or similar events with respect to the Company.

The Indenture also contains covenants that limit: (i) our ability to sell or otherwise dispose of equity securities of a material subsidiary; (ii) our material subsidiary’s ability to issue certain equity securities; (iii) our material subsidiary’s ability to merge or consolidate, or lease, sell, assign or transfer all or substantially all of its properties and assets; and (iv) our and our material subsidiary’s ability to incur debt secured by the equity securities of a material subsidiary. These covenants are subject to a number of important exceptions, qualifications and limitations set forth in the Indenture.

The foregoing description of the Indenture, the First Supplement and Second Supplement does not purport to be complete and is qualified in its entirety by reference to the full text of each such document. For a complete description of the Indenture, the First Supplement and the Second Supplement, please see Exhibits 4.1, 4.2 and 4.3, respectively, attached to this Current Report on Form 8-K, and incorporated herein by reference. The Form of Senior Notes due 2020 is attached as Exhibit 4.4 and incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders

As a result of the Merger, the Company registered and issued 5,400,000 depositary shares, with each depositary share representing a 1/40th interest in the Company Preferred Stock (the “Depositary Shares”).  Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Company Preferred Stock (including dividend, voting, redemption and liquidation rights).  Under the terms of the Company Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to or repurchase, redeem or otherwise acquire shares of its common stock or any preferred stock ranking on parity with or junior to the Company Preferred Stock will be subject to restrictions in the event that the Company does not declare and either pay or set aside a sum sufficient for payment of dividends on the Company Preferred Stock for the immediately preceding dividend period.  The terms of the Company Preferred Stock, including such restrictions, are more fully described in the Certificate of Designations (as defined below), a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger and pursuant to the terms of the Merger Agreement, on September 26, 2017, the Company determined to increase the size of its Board of Directors (the “Board”) at the Effective Time from eleven (11) members to fifteen (15) members and appoint four (4) former Astoria directors to the Company’s Board. Upon the recommendation of Astoria, and after reviewing their relevant experiences and background and discussing the same, the Company’s Nominating and Corporate Governance Committee nominated, and the Board, after its own review and discussion approved, the appointment of Ralph Palleschi, Monte N. Redman, Robert Giambrone and Patricia M. Nazemetz to serve on the Board of the Company, effective as of the Effective Time. Each of the four (4) directors will serve until the Company’s 2018 Annual Meeting of Stockholders, subject to his or her prior death, resignation or removal from office as provided by law. Each of the four (4) appointed directors has also been assigned to serve on certain committees of the Board. In particular, Mr. Palleschi has been named as a member of the Board’s Compensation Committee as well as the Nominating and Corporate Governance Committee, Mr. Redman has been assigned to the Enterprise Risk Committee, Mr. Giambrone has been assigned to the Audit Committee and the Enterprise Risk Committee and Ms. Nazemetz has been assigned to the Compensation Committee. Each of Messrs. Palleschi, Redman and Giambrone and Ms. Nazemetz were also elected to the Board of Directors of Sterling National Bank.

In connection with their service, each of the four (4) new Company directors will receive compensation under the Company’s non-employee director compensation package, as described in the section titled “Director Compensation” in the Company’s Definitive Proxy Statement for its 2017 Annual Meeting of Stockholders, filed with the U.S. Securities and Exchange Commission on April 13, 2017. Astoria Bank, which was merged with and into Sterling National Bank as of the Effective Time, has made a residential mortgage loan to Mr. Redman under Astoria Bank’s Employee & Director Mortgage Loan Policy. Mr. Redman’s loan amount outstanding at September 29, 2017 was $264,205.85 and the interest rate payable on such loan is 3.50%.

The announcement of the appointment of the four (4) Astoria directors to the Company’s Board is included in the press release filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As a result of the Merger, on September 29, 2017, the Company filed a Certificate of Designations with the Secretary of State of the State of Delaware, establishing the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the 6.50% Non-Cumulative Perpetual Company Preferred Stock, Series A (the “Certificate of Designations”).  The Certificate of Designations became effective upon filing and it amends the Company’s Amended and Restated Certificate of Incorporation.

Item 8.01	Other Events

On October 2, 2017, the Company issued a press release announcing the completion of the Merger and the appointment of four (4) former Astoria directors to the Company’s Board.  A copy of the press release is incorporated herein by reference as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than 71 days following the date that this Report is required to be filed.

(b)	Pro Forma Financial Information.

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated March 6, 2017, between Sterling Bancorp and Astoria Financial Corporation (attached as Exhibit 2.1 to Sterling Bancorp’s Current Report on Form 8-K filed on March 9, 2017, and incorporated herein by reference).
3.1	Certificate of Designations of 6.50% Non-Cumulative, Perpetual Preferred Stock, Series A.
4.1	Indenture, dated as of June 8, 2017, between Astoria Financial Corporation and Wilmington Trust, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of June 8, 2017, between Astoria Financial Corporation and Wilmington Trust, National Association, as trustee.
4.3	Second Supplemental Indenture, dated as of October 2, 2017, between Sterling Bancorp and Wilmington Trust, National Association, as trustee.
4.4	Form of 3.500% Senior Notes due 2020.
99.1	Press Release, dated October 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Bancorp

Date: October 2, 2017	By:	/s/ Luis Massiani
Luis Massiani
Senior Executive Vice President and Chief Financial Officer